Exhibit 99.2 Q1 2026 Earnings Call & Business Update May 14, 2026

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTSThis presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this presentation that are not statements of historical fact are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “seek,” “could,” “intend,” “target,” “aim,” “project,” “designed to,” “estimate,” “believe,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning, among other things, plans related to the company’s research and development activities, and the timing and potential results thereof; expectations regarding the company’s clinical trial designs, enrollment, event accumulation and progress, regulatory pathway, product profile, potential patient populations, indication, and administration paradigm for VYD2311, including with respect to the company’s REVOLUTION clinical program and the timing of activities, expenditures, and results related thereto; the company’s commercialization plans, strategies, goals, and expectations, including with respect to its preparations for the potential commercial launch of VYD2311, if approved; expectations regarding the COVID landscape and potential advantages of monoclonal antibodies (mAbs); estimates based on arithmetic extrapolation of systemic reactogenicity symptom burden at the population level; the potential net symptomatic benefit of immunization from a very low vaccine efficacy mAb; the company’s plans and expectations with respect to the commercialization of PEMGARDA® (pemivibart); the potential of VYD2311 as a novel mAb candidate that may be able to deliver clinically meaningful titer levels through more patient-friendly means; the company’s plans and expectations with respect to its other product candidates, including VMS063 and VBY329; expectations about the market size and opportunity for the company’s product candidates, as well as its market position; expectations regarding the company’s ‘Antibodies for Any Body’ campaign and partnership with Lindsey Vonn; the company’s business strategies and objectives, and ability to execute on them; the company’s potential to change COVID-19 prevention near-term with a potential best-in-class technology, and major follow-on opportunities; the company’s future prospects; and other statements that are not historical fact. The company may not actually achieve the plans, intentions, or expectations disclosed in the company’s forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: uncertainties regarding the company’s expectations, projections, and estimates regarding future costs and expenses, future revenue, capital requirements, and the availability of and the need for additional financing; uncertainties regarding market acceptance, payor coverage, and reimbursement, or future revenue generated by any authorized or approved product; how long the emergency use authorization (EUA) granted by the U.S. Food & Drug Administration (FDA) for PEMGARDA will remain in effect and whether such EUA is revised or revoked by the FDA; the ability to maintain a continued acceptable safety, tolerability, and efficacy profile of any product candidate following regulatory authorization or approval; the success of the company’s in-house sales force, and the company’s ability to maintain and expand sales, marketing, and distribution capabilities to successfully commercialize any authorized or approved product; changes in expected or existing competition; changes in the regulatory environment; the outcome of the company’s engagement with regulators; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways; whether or not any preclinical candidate identified by the company is determined to be suitable for clinical development; the timing, progress, and results of the company’s discovery, preclinical, and clinical development activities; clinical trial site activation, enrollment, and event accumulation rates; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the risk that results of nonclinical studies or clinical trials may not be predictive of future results, and interim data are subject to further analysis; the company’s ability to generate the data needed to support a potential Biologics License Application (BLA) submission for VYD2311; potential variability in neutralizing activity of product candidates tested in different assays, such as pseudovirus assays and authentic assays; variability of results in models and methods used to predict activity against SARS-CoV-2 variants; whether the epitopes that pemivibart and VYD2311 target remain structurally intact and the company’s product candidates are able to demonstrate and sustain neutralizing activity against major SARS-CoV-2 variants, particularly in the face of viral evolution; the risk that a lack of awareness of mAb therapies and regulatory scrutiny of mAb therapies to prevent or treat COVID-19 or other infectious diseases may adversely impact the development or commercial success of the company’s product candidates; the company’s reliance on third parties; whether the anticipated benefits of the company’s partnership with Lindsey Vonn are realized; complexities of manufacturing mAb therapies; macroeconomic and political uncertainties; the company’s ability to continue as a going concern; and whether the company has adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause the company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (SEC), and in the company’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.This presentation contains hyperlinks to information that is not deemed to be incorporated by reference in this presentation. All trademarks used in this presentation are the property of their respective owners.

01 Executive Summary02 Clinical and Regulatory03 Virology and Pipelineagenda04 Commercial05 Financial06 Q&A

Executive Summary

Rapid continued enrollment of DECLARATION pivotal study post-upsizing (+500 subjects)

Expanded government affairs and corporate communications, including recent participation at POLITICO Health Care Summit and launch of 'Antibodies for Any Body' Campaign with Lindsey Vonn

New preprint describing tolerability of low-dose intramuscular (IM) investigational COVID mAb, adintrevimab, compared to COVID-19 vaccines; LIBERTY clinical trial to evaluate comparative safety between VYD2311 and mRNA COVID-19 vaccine

New *in vitro* data showed positive neutralization activity of pemivibart and VYD2311 against emerging SARS-CoV-2 variant BA.3.2.2 ("Cicada")

Continued buildout of commercial organization in preparation for VYD2311 launch, if approved



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Invivyd: The Big PicturePEMGARDA® ongoing growth in the face of declining vaccine utilization More rapid than expected demand for DECLARATION recruitment Line of sight to changing New analysis showing benefit of highly tolerable mAb vs vaccine COVID-19 prevention near-Broad consumer education term with a potential best-in-on immunology beginning Ongoing pivotal program execution class technology, and major Near-term planned Long COVID study launch follow-on opportunities Early pipeline broadening to include many additional vaccine preventable pathogens

Government Affairs UpdateSubstantial increase in engagement with current administration and advisors Clear demonstrated interest in improvements to public health via novel vaccine-alternatives Plan to continue building awareness with long-term view toward scale and public healthAll trademarks and logos displayed are the property of their respective owners. Their use here is for identification purposes only and does not constitute endorsement or affiliation.

Appreciating monoclonal antibodies appears universal

"[COVID mAb] wasn't just a therapeutic. It just made me better. I call that a cure."
– President Donald Trump, Oct. 2020

"Give them the goddamn monoclonal antibodies when they get sick..."
- Joe Rogan, Podcaster, Nov. 2021

"mAbs are positioned to play a larger role in future public health responses involving the diagnosis, prevention, and treatment of EIDs, and the lessons learned will most likely apply to infectious diseases in general. If we are to fully realize mAbs' promise in EIDs, leaders in preparedness and response will have to assign them a high priority in research and development agendas."
- Dr. Hilary D. Marston, Former CMO at FDA, Dr. Anthony Fauci, NIAID Director, Mar. 2018

"It was very disappointing that the administration was only focusing on leaning forward on vaccines and not really choosing to do the same for antibodies. There should have been no hesitation on leaning forward to address the supply chain and the volumes that we knew that we would need."
– Dr. Rick Bright, Former Director at BARDA, Oct. 2020

"I would give myself [REGEN-COV] if I was infected by COVID-19 and I would give it to a loved one"
– George Yancopoulos, Regeneron Co-founder, President & CSO, Oct. 2020

"Florida has administered over 130,000 monoclonal antibody treatments, saving thousands of people from being admitted to the hospital. There is no doubt that many lives have been saved as a result of making these treatments widely available,"
– Ron DeSantis, Florida Governor, Oct. 2021

"There's no question this treatment saves lives when given to appropriate patients."
– Robert Califf, Former FDA Commissioner, Apr. 2021

"If I was in that position right now, I would be wanting to use these drugs on a regular basis to protect me.
– Scott Gottlieb, Former FDA Commissioner, Oct. 2024

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Lindsey Vonn Educating Americans on Antibody ImmunologyAll trademarks and logos displayed are the property of their respective owners. Their use here is for identification purposes only and does not constitute endorsement or affiliation.

01 Executive Summary02 Clinical and Regulatory03 Virology and Pipelineagenda04 Commercial05 Financial06 Q&A

VYD2311: REVOLUTION Program Updates

Declaration
Pivotal Efficacy Study

- Announced modest upsizing based on conservative, pre-specified analysis
- Continued high demand and rapid enrollment in expansion cohort
- IDMC reviews of blinded safety data support reduced monitoring time, reduced visits, and inclusion of pregnant & breastfeeding women

Topline data expected Q3 2026

Liberty
mAb & Vaccine Safety and Immunology Study

- Aligned with FDA on Phase 3 trial to examine safety and immunology of VYD2311 combined with and versus an mRNA vaccine
- Final protocol submitted to FDA
- Operational start-up activities underway

On track to initiate Q2 2026

Drummer
Pediatric Study

- Agreed with FDA on Initial Pediatric Study Plan to support BLA filing
- Plan for single study to assess the immunogenicity & safety of VYD2311 in children 0 – 11 years, with efficacy extrapolation from DECLARATION

Initiation pending DECLARATION success

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New preprint explores immunization tolerability: COVID vaccines vs. IM mAb



Patients Reporting ≥1 Systemic Reaction within 7 Days Post Immunization
EVADE Study
(Unsolicited Events)
% of Patients
100%
80%
60%
40%
20%
0%
2%
1%
Adintrevimab
Placebo
COMPARE Study
(Solicited Events)
% of Patients
100%
80%
60%
40%
20%
0%
84%
92%
NUVAXOVID
mNEXSPIKE
KEY: Grade 1 Grade 2 Grade 3

EVADE Study

Invivyd conducted a post-hoc, exploratory analysis of EVADE trial of adintrevimab to better understand the early systemic adverse event (AE) burden of low-dose IM mAb

- Analysis demonstrated minimal reported systemic AEs (2% adintrevimab vs. 1% placebo) up to 7 days post-dose

COMPARE Study

Recently, Sanofi's COMPARE trial examined the comparative reactogenicity of protein (NUVAXOVID) vs. mRNA (mNEXSPIKE) vaccines

- The majority of patients receiving both vaccines self-reported systemic reactions (84% - 92%) and impacts on daily life up to 7 days post-vaccination

IM: Intramuscular. Systemic AEs defined as TEAEs reflecting generalized or non–injection-site responses, including constitutional symptoms (e.g., fever, chills, fatigue, headache, myalgia), and GI symptoms (diarrhea, nausea, vomiting). Source: Putrino, D. 2026. medRxiv doi:10.64898/2026.05.08.26352596; Derfalie, E. COMPARE Trial: Comparing Outcomes of mRNA and Protein-based COVID-19 Vaccines and Impact on Reactogenicity: ESCMID: April 18, 2026.

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Note: The data presented above are derived from different clinical trials with differences in trial design and patient population, including symptom collection methods. As a result, cross-trial comparisons cannot be made, and no head-to-head clinical trials have been conducted.

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Our analysis demonstrates that vaccine systemic symptom burden can overwhelm the symptomatic benefit of disease prevention

Arithmetic extrapolation of systemic reactogenicity symptom burden at the population level

- Vaccines do not appear to have a positive net benefit on systemic symptomatic burden at current VE estimates and COVID-19 attack rate
- Positive net benefit of a COVID mAb supported by absence of early systemic reactogenicity symptoms even in scenarios with low efficacy

Is the cost-benefit of immunization worth the jab?



Vaccine: Net Systemic Symptom Burden per 1M People
CDC Est. VE
500,000
0
-500,000
-1,000,000
-1,500,000
-2,000,000
-2,500,000
-3,000,000
Symptom-Free Days
5%
25%
50%
75%
95%
COVID Vaccine Efficacy



mAb: Net Systemic Symptom Burden per 1M People
500,000
0
-500,000
-1,000,000
-1,500,000
-2,000,000
-2,500,000
-3,000,000
Symptom-Free Days
5%
25%
50%
75%
95%
COVID mAb Efficacy

KEY: **Cost** (i.e., Post-Immunization Symptomatic Days) **Benefit** (i.e., Symptomatic Days Prevented from Immunization)

Source: Putrino, D. 2026. medRxiv doi:10.64898/2026.05.08.26352596; Derfalie, E. COMPARE Trial: Comparing Outcomes of mRNA and Protein-based COVID-19 Vaccines and Impact on Reactogenicity: ESCMID: April 18, 2026; Link-Gelles, R. MMWR Morb Mortal Wkly Rep. Feb 1, 2024. 73(4); 77-83.

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Post-Immunization Symptomatic Days = N × [(Fraction with systemic TEAEs × Avg Treatment-induced Symptom Duration); Symptomatic Days Prevented = Treatment Efficacy × COVID-19 Attack Rate × Average Disease Symptom Duration); N: 1M individuals; Fraction with systemic TEAEs: 0.84 (vaccine), 0.02 (monoclonal antibody, mAb); Avg. Treatment-induced symptom duration: 3 days (vaccine), 3 days (mAb) ; COVID-19 attack rate for unimmunized population: 5%; Avg. Disease Symptom Duration: 7 days

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Key Takeaways

A very low VE (15-20%) monoclonal antibody could improve net systemic symptomatic benefit from immunization

COVID vaccines generate meaningful symptom burden with uncertain benefit in the contemporary population

Safety and tolerability of immunization is critical for broad uptake in healthy individuals

VE: Vaccine Efficacy. Source: Putrino, D. 2026. medRxiv doi:10.64898/2026.05.08.26352596; Derfalie, E. COMPARE Trial: Comparing Outcomes of mRNA and Protein-based COVID-19 Vaccines and Impact on Reactogenicity: ESCMID: April, 18, 2026; NFID. 2024 National Survey. Sept 25, 2024. Accessed May 7, 2026; Gshwend, M. Vaccine; 2026: 72.

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01 Executive Summary02 Clinical and Regulatory03 Virology and Pipelineagenda04 Commercial05 Financial06 Q&A

We continue to see remarkable durability and stability of our COVID mAbs

PEMGARDA® (pemivibart) and VYD2311 demonstrated positive in vitro neutralization against the emerging SARS-CoV-2 variant BA.3.2.2 ("Cicada")

The epitopes targeted by PEMGARDA and VYD2311 remain intact



Circulating Proportions of US CDC Tracked Variants
Variant Share (% of Total)
100%
80%
60%
40%
20%
B.1.617.2
BA.1.1
BA.2
BA.2.12.1
B.1.1.529
BA.5
BA.4
BA.4.6
BQ.1.1
BQ.1
XBB.1.5
XBB.2.3
EG.5
HV.1
HK.3
JN.1
JN.1.7
KP.2
KP.3
LB.1
KP.1.1
KP.3.1.1
XEC
MC.10.1
LP.8.1
NB.1.8.1
XFG
XFG.1.1
XFG.14.1
2022
2023
2024
2025
2026
mAb Activity Against CDC-Tracked Variants
(Maximum EC50 = 0, Minimum EC50 = beyond assay range = 5= µg/mL)
Percent of Maximum Weighted Average Lentiviral Pseudovirus EC50
100
80
60
40
20
0
Pemivibart
VYD2311
Bebtelovimab
Sotrovimab
Tixagevimab/cilgavimab
Date

Source: CDC Nowcast. Variants and Genomic Surveillance. Published April 10, 2026. Accessed May 7, 2026.

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Continue to advance broader pipeline of monoclonal antibodies to combat infectious disease

Measles

VMS063

- Announced advancement of VMS063, a novel, potentially **best-in-class** mAb for the treatment and prevention of measles
- Demonstrated highly potent and broad in vitro neutralization across relevant measles lineages: **~4.2 ng/mL IC50** in authentic virus assays and **~1.4 ng/mL IC50** in pseudovirus assays
- Half-life extended to support potential prophylactic and therapeutic use with a single dose
- Presented initial data at TAVI and World Vaccine Congress

Targeting IND readiness in late 2026

RSV

VYD329

- Selected potential **best-in-class** RSV antibody candidate
- Demonstrated **1.5×** potency vs. nirsevimab and **1.2×** potency vs. clesrovimab in vitro
- Half-life extension expected to equal or exceed current SoC

Advancing toward IND readiness in 2H 2026

Source: Allen, Robert. Title. TAVI; April 2026; Munich, Germany.

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01 Executive Summary02 Clinical and Regulatory03 Virology and Pipelineagenda04 Commercial05 Financial06 Q&A

PEMGARDA – Continued Growth

$13.7M
22% YoY Growth

PEMGARDA
Q1 '26
Net Product Revenue

~1,000	Accounts w/ PEMGARDA Infusion Experience
~1,850	Available Sites Infusing
~165	Conferences/ Exhibits Attended
~19,500	GPO Contracted Sites
77%	Reordering Accounts

- **Established Strong Commercial Foundation**
- **Building from Specialty Infusion Team – Scaling to serve broad market for VYD2311, if approved**
- **Online backbone being built for broad engagement; VYD2311 requires a greater presence**
- **Access – National Payors & Distribution for broad adoption**

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All metrics are Launch to Date (LTD 3/26)

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Engaging HCPs via the AI they use most – Building an innovative footprint Early Results EncouragingPEMGARDA HCP queries increased in target cliniciansAI powered platform and medical search engine used by healthcare providers for clinical decision support. 300%in Oncology140%in Infectious Diseaseseeing an increasein new to brand

Engaging HCPs via the AI they use most – Building an innovative footprint Early Results EncouragingPEMGARDA HCP queries increased in target cliniciansAI powered platform and medical search engine used by healthcare providers for clinical decision support. 300%in Oncology140%in Infectious Diseaseseeing an increasein new to brand

01 Executive Summary02 Clinical and Regulatory03 Virology and Pipelineagenda04 Commercial05 Financial06 Q&A

Financial UpdateQ1 2026 PEMGARDA® net product revenue of $13.7 million, representing 22% growth versus Q1 2025 net product revenue of $11.3 million Operating expense increase quarter-over-quarter primarily attributable to DECLARATION pivotal program costs for VYD2311 for which topline data is anticipated in Q3 2026 March 2026 ending cash and cash equivalents of $184.2 million• Additional ~$20 million in gross proceeds from usage of at-the-market (ATM) offering facility in April 2026• Raised over $200 million in the second half of 2025® Q1 Q2 Q3 Q4PEMGARDA 2024 $0 $2.3M $9.3M $13.8MNet Product 2025 $11.3M $11.8M $13.1M $17.2MRevenue2026 $13.7M

Critical non-recurring investments in our near-term futureOPEX Increase Q4’25 to Q1’26 (in millions)OPEX increase driven by pivotal clinical spend, educational campaigns, and commercial infrastructureEducational Pivotal Clinical Campaigns & Personnel & Q4’25 OPEX* Q1’26 OPEX* Spend Commercial Other Infrastructure*Total operating costs and expenses, calculated in accordance with U.S. GAAP. Operational expenditures include non-cash items.

Q&A